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Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-46820, 333-33544, 333-95665, 333-89119 and
333-81773) of Ariba, Inc. of our report dated March 1, 2000 relating to the financial statements of Suppliermarket.com, which appears in the Current Report on Form 8-K of Ariba, Inc. dated August 28, 2000.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 10, 2000